Execution Version

FIFTH AMENDMENT
TO
LOAN AND SECURITY AGREEMENT
among
PAR PETROLEUM, LLC,
PAR HAWAII, LLC,
HERMES CONSOLIDATED, LLC,
and
WYOMING PIPELINE COMPANY LLC
as Borrowers,

Certain Subsidiaries of the Borrowers,
as Guarantors,

BANK OF AMERICA, N.A.,
as Administrative Agent
and
the Lenders Party Hereto

Dated as of June 5, 2020

THIS FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Fifth Amendment”), dated as of June 5, 2020, is by and among PAR PETROLEUM, LLC, a Delaware limited liability company (the “Company”), PAR HAWAII, LLC, a Delaware limited liability company (“PHI”), HERMES CONSOLIDATED, LLC (d/b/a Wyoming Refining Company), a Delaware limited liability company (“Hermes”), and WYOMING PIPELINE COMPANY LLC, a Wyoming limited liability company (“WPC” and collectively, with the Company, PHI and Hermes, “Borrowers”), the Guarantors party hereto, the Lenders party hereto and BANK OF AMERICA, N.A., a national banking association, as administrative agent and collateral agent for the Lenders (in such capacity, “Agent”).
RECITALS:
A.The Borrowers, the Guarantors, the Lenders and the Agent are parties to that certain Loan and Security Agreement dated as of December 21, 2017 (as amended by that certain First Amendment to Loan and Security Agreement, dated as of April 3, 2018, that certain Increase Agreement, dated as of July 24, 2018, that certain Second Amendment and Limited Waiver to Loan and Security Agreement, dated as of October 16, 2018, that certain Third Amendment to Loan and Security Agreement, dated as of December 14, 2018, that certain Fourth Amendment to Loan and Security Agreement, dated as of January 11, 2019, that certain Consent, dated as of August 15, 2019, and as amended, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Agreement”; the Existing Credit Agreement as amended hereby and as may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrowers.
B.    The Borrowers, the Guarantors, the Lenders and the Agent desire to amend certain provisions of the Existing Credit Agreement and agree to a limited consent as more fully described herein.
C.    NOW, THEREFORE, to induce the Agent and the Lenders to enter into this Fifth Amendment and in consideration of the promises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1.Defined Terms. Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement, as amended by this Fifth Amendment (unless otherwise indicated). Unless otherwise indicated, all section references in this Fifth Amendment refer to sections of the Credit Agreement.
Section 2.    Amendments to Credit Agreement.
2.1    Amendments to Section 1.1 Section 1.1 of the Credit Agreement is hereby amended to amend and restate the following definitions as follows:
Borrower Group Fixed Charge Coverage Ratio: the ratio, determined on a consolidated basis for the Borrower Group for the most recently completed four-Fiscal

Quarter or, during a Financial Reporting Trigger Period or a Covenant Trigger Period, for the most recently completed 12-month period, of (a) EBITDA minus Unfinanced Capital Expenditures, minus cash taxes paid (net of cash tax refunds received during such period) plus the EBITDA of USOR (which shall be calculated in a manner consistent with the amount reported for purposes of calculating the Fixed Charge Coverage Ratio) solely to the extent of the amount of dividends or distributions paid in cash by USOR to any Person in the Borrower Group during the applicable period, to (b) Borrower Group Fixed Charges.
Secured Notes: (a) the Company and Financeco’s 7.750% senior secured notes due 2025 issued pursuant to the Existing Indenture and (b) the Company and Financeco’s 12.875% senior secured notes due 2026 issued pursuant to the 2026 Notes Indenture.
Secured Notes Collateral Trustee: Wilmington Trust, National Association, in its capacity as collateral trustee under the Collateral Trust and Intercreditor Agreement dated as of December 21, 2017, among the Company, Financeco, the other grantors from time to time party thereto, Wilmington Trust, National Association, as trustee under the Secured Notes Indenture, J. Aron, as secured representative under the J. Aron Hedge Agreement, each other secured representative from time to time a party thereto, and Wilmington Trust, National Association, as collateral trustee.
Secured Notes Indenture: collectively, (a) the Existing Indenture and (b) the 2026 Notes Indenture.
2.2    Amendments to Section 1.1 Section 1.1 of the Credit Agreement is hereby amended to add the following new defined terms in their appropriate alphabetical order as follows:
2026 Notes Indenture: the indenture dated as of June 5, 2020 (as amended and supplemented from time to time), among the Company, Financeco, the guarantors party thereto and Wilmington Trust, National Association, as trustee and collateral trustee.
Existing Indenture: the indenture dated as of December 21, 2017 (as amended and supplemented from time to time), among the Company, Financeco, the guarantors party thereto and Wilmington Trust, National Association, as trustee and collateral trustee.
2.3    Amendments to Section 1.4 Section 1.4 of the Credit Agreement is hereby amended to add the following sentence immediately following the last sentence thereof:
Certain terms in this Agreement are defined by reference to a defined term in the Secured Notes Indenture and in the event of any ambiguity, inconsistency or conflict between the Existing Indenture and the 2026 Notes Indenture, the defined term in the Existing Indenture shall supersede and control for so long as such Existing Indenture is in effect.
2.4    Amendment to Section 10.2.1(h). Clause (i) of Section 10.2.1(h) of the Credit Agreement is hereby amended and restated as follows:

(i) Debt with respect to the Secured Notes made on the Closing Date pursuant to the Existing Indenture in an aggregate principal amount not to exceed $300,000,000 and Debt with respect to the Secured Notes issued pursuant to the 2026 Notes Indenture in an aggregate principal amount not to exceed $105,000,000,
2.5    Amendment to Section 10.2.4. Section 10.2.4 of the Credit Agreement is hereby amended by amending and restating clause (d) thereof in its entirety as follows, deleting the word “and” at the end of clause (j) thereof, replacing the “.” at the end of clause (k) thereof with “; and” and inserting a new clause (l) as follows:
(d)    Investments (i) made by any Borrower in or to any other Obligor, (ii) made by any Restricted Subsidiary in or to any Obligor, (iii) of cash made by the Company to PHR or any Future Intermediation Subsidiary so long as such Investment is funded with the substantially contemporaneous contribution of cash to the Company by the Parent or its Subsidiaries (other than the Company and its Subsidiaries) (other than a Specified Equity Contribution), and in the case of a loan, are evidenced by the Intercompany Note and (iv) of cash made by the Borrower or any Restricted Subsidiary to PHR or any Future Intermediation Subsidiary so long as at the time of such Investment and immediately thereafter, the Payment Conditions are satisfied, and in the case of a loan, are evidenced by the Intercompany Note;
(l)    Any Investment in PHR or any Future Intermediation Subsidiary to the extent such Investment constitutes a guarantee or other obligation permitted by Section 10.2.1(o).
2.6    Amendment to Section 10.2.8. Section 10.2.8 of the Credit Agreement is hereby amended by amending and restating clause (d) and (e) thereof in their entirety as set forth below:
(d)    the transfer of Property (i) by a Restricted Subsidiary or a Guarantor to an Obligor or (ii) by an Obligor to PHR or a Future Intermediation Subsidiary (other than an Asset Disposition of Collateral) to the extent such transfer is permitted by Section 10.2.9 and so long as no Event of Default has occurred and is continuing;
(e)    the sale of the Borrowers’ treasury stock and the sale or issuance of any Subsidiary’s Equity Interests to an Obligor;
2.7    Amendment to Section 15. Section 15 of the Credit Agreement is hereby amended by inserting a new Section 15.18 as follows:
Section 15.18    Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Hedging Agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
15.18.1    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
15.18.2    As used in this Section 15.18, the following terms have the following meanings:
(a)    “BHC Act Affiliate”: of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
(b)    “Covered Entity”: any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
(c)    “Default Right”: has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
(d)    “QFC”: has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
Section 3.    Conditions Precedent. This Fifth Amendment shall become effective on the date (such date, the “Fifth Amendment Effective Date”), when each of the following conditions is satisfied (or waived in accordance with Section 15.1 of the Credit Agreement):
3.1    The Agent shall have received from the Required Lenders, the Borrowers and the Guarantors, counterparts (in such number as may be requested by the Agent) of this Fifth Amendment signed on behalf of such Person.

3.2    The Borrowers shall have paid all reasonable and documented fees and expenses of the Administrative Agent (i) arising under or in connection with this Fifth Amendment and (ii) to the extent invoiced at least one Business Day before the Fifth Amendment Effective Date.
3.3    The Company and Financeco shall substantially concurrently with the effectiveness hereof issue Secured Notes pursuant to the 2026 Notes Indenture, and the documentation governing such Secured Notes (including the 2026 Notes Indenture) shall be substantially consistent with the documentation entered into in connection with the Existing Indenture, taken as a whole, and otherwise shall be reasonably satisfactory to the Administrative Agent.
The Agent is hereby authorized and directed to declare this Fifth Amendment to be effective when it has received documents confirming or certifying, to the satisfaction of the Agent, compliance with the conditions set forth in this Section 3 or the waiver of such conditions as permitted in Section 15.1 of the Credit Agreement. Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.
Section 4.    Miscellaneous.
4.1    Confirmation. The provisions of the Credit Agreement, as amended by this Fifth Amendment, shall remain in full force and effect following the effectiveness of this Fifth Amendment. On and after the Fifth Amendment Effective Date, this Fifth Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents. On and after the Fifth Amendment Effective Date, the terms “Agreement”, “this Agreement”, “herein”, “hereinafter”, “hereto”, “hereof” and words of similar import, as used in the Credit Agreement, shall, unless the context otherwise requires, mean the Credit Agreement, as amended by this Fifth Amendment. Each reference to the Credit Agreement in the other Loan Documents shall mean the Credit Agreement, as amended by this Fifth Amendment. This Fifth Amendment shall not constitute a consent, waiver or amendment of any provision of the Credit Agreement or any other Loan Document, except as expressly provided for herein.
4.2    Ratification and Affirmation; Representations and Warranties. Each Borrower and each Guarantor hereby (a) ratifies and affirms its obligations under, and acknowledges its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect as expressly amended hereby and (b) represents and warrants to the Lenders that as of the date hereof, after giving effect to the terms of this Fifth Amendment:
(i)    all of the representations and warranties contained in each Loan Document to which it is a party are true and correct in all material respects (except that any such representations and warranties that are qualified as to materiality shall be true and correct in all respects), except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct in all material respects (except that any such representations and warranties that are qualified as to materiality shall be true and correct in all respects) as of such specified earlier date;
(ii)    no Default or Event of Default has occurred and is continuing; and

(iii)    no development, event or circumstance has occurred which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.
4.3    Counterparts. This Fifth Amendment may be executed by one or more of the parties to this Fifth Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Fifth Amendment by facsimile transmission or in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart hereof.
4.4    Payment of Expenses. The Borrowers agree to pay or reimburse the Agent for its out-of-pocket expenses and expenses incurred in connection with this Fifth Amendment, any other documents prepared herewith and the transactions contemplated hereby, in each case, in accordance with Section 3.4 of the Credit Agreement.
4.5    NO ORAL AGREEMENT. THIS FIFTH AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR UNWRITTEN ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.
4.6    GOVERNING LAW. THIS FIFTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

BORROWERS:

PAR PETROLEUM, LLC
HERMES CONSOLIDATED, LLC
WYOMING PIPELINE COMPANY LLC
PAR HAWAII, LLC

/s/ William Monteleone
Name: William Monteleone
Title: Chief Financial Officer of each company listed above

GUARANTORS:

PAR HAWAII REFINING, LLC
PAR PETROLEUM FINANCE CORP.
PAR TACOMA, LLC
U.S. OIL & REFINING CO.
MCCHORD PIPELINE CO.
USOT WA, LLC

/s/ William Monteleone
Name: William Monteleone
Title: Chief Financial Officer of each company listed above

PAR HAWAII SHARED SERVICES, LLC

/s/ William Monteleone
Name: William Monteleone
Title: Vice President

AGENT AND LENDERS: BANK OF AMERICA, N.A., as Administrative Agent, Issuing Bank and Lender /s/ Ajay Jagsi Name: Ajay Jagsi Title: Vice President

KeyBank National Association, as a Lender /s/ Nadine M. Eames Name: Nadine M. Eames Title: Vice President

BMO Harris Bank N.A., as a Lender /s/ Mike Ehlert Name: Mike Ehlert Title: Managing Director